EXHIBIT 99.1


MBNA MASTER CREDIT CARD TRUST 1991-1

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                                 4/15/97


Coupon                                                           7.75%


Excess Protection Level
   3 Month Average                                               5.92%
     September, 1996                                             5.95%
     August, 1996                                                6.51%
     July, 1996                                                  5.30%

Cash Yield                                                      21.06%

Investor Charge Offs                                             4.86%

Base Rate                                                       10.25%

Over 35 Day Delinquency                                          4.69%

Seller's Interest                                               23.38%

Total Payment Rate                                              10.55%

Total Principal Balance                                $	8,569,976,593.09

Investor Participation Amount                            $583,333,333.35

Seller Participation Amount                            $	2,003,309,926.38